Exhibit 99.1

NEWS RELEASE

CARREKER CORPORATION REPORTS SECOND QUARTER

FISCAL 2005 RESULTS

DALLAS (September 8, 2005) — Carreker Corporation (Nasdaq: CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reported results for its second quarter ended July 31, 2005.

Total revenue for the second quarter of 2005 was $29.9 million as compared to revenue of $28.2 million in the first quarter of 2005. Operating income for the second quarter of 2005 was $968,000 as compared to operating income of $234,000 for the first quarter of 2005. Net income for the second quarter of 2005 was $1,054,000, or $0.04 per diluted share, as compared to net income of $498,000, or $0.02 per diluted share, for the first quarter of 2005.

“We are pleased with the results of the quarter in which we achieved increases in revenue, operating and net income as well as increases in gross margins and operating margins,”said J. D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation.  Mr. Carreker continued, “With regard to our new product roll-out, we are generally on schedule and expect to see increased revenue generated from these products in late 2005 and into 2006.  Furthermore, we remain committed to aggressively improving our cost structure as evidenced by the cost reductions that we initiated in fiscal 2004 and the ongoing initiatives in fiscal 2005.”

Business Outlook

For the 2005 fiscal year, the Company anticipates revenue to exceed 2004 fiscal year levels due to sales of new products and an increase in consulting opportunities.  Revenue for the third quarter is expected to be in line with the second quarter. Operating income is expected to decline due to a third quarter change in revenue mix associated with the timing of certain RevE engagements and a restructuring charge of $775,000, associated with recent personnel reductions.  The reductions in personnel were implemented in an effort to position the Global Payments Technology business segment for increased flexibility and improved long-term

-more-

profitability.  For the fourth quarter, the Company anticipates revenue to increase over the prior quarters in fiscal 2005 due primarily to the recognition of revenue associated with previous sales.  Additionally, the Company expects fourth quarter operating income to increase over the prior quarters in fiscal 2005 due to decreased costs associated with the recent expense initiatives as well as the anticipated fourth quarter revenue increase.

Conference Call

Carreker’s management will host a conference call and live Web cast today, Thursday, September 8, 2005, at 11:00 a.m. Eastern Time to discuss the Company’s second quarter fiscal year 2005 financial results and provide an overview of business conditions, industry trends and other points of interest.  To join the conference call, Domestic participants dial 866-348-8664; International participants dial 706-679-0430.  All participants enter code 8998820.  Additionally, a live Web cast of the conference call will be available through the investor relations section of the Company’s Web site at http://ir.carreker.com. A replay of the call will be available on Thursday, September 8 from 2:00 p.m. Eastern Time through 11:59 p.m. Friday, September 16, 2005.  To access the replay, Domestic participants dial 800-642-1687; International participants dial 706-645-9291. All replay participants enter code 8998820.  An archived version of the Web cast will be available through the investor relations section of the Company’s web site at http://ir.carreker.com.

About Carreker Corporation

Carreker Corporation improves earnings for financial institutions around the world.  The Company’s integrated consulting and software solutions are designed to increase clients’ revenues and reduce their expenses, while improving security and increasing the value of their customer relationships.  Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean.  Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney.  For more information, visit www.carreker.com.

Forward Looking Statements - Except for historical information, the statements in this release, including statements regarding future financial performance, constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to customer acceptance of new product introductions, the timing of revenue from contracted sales, the timing of expected sales of products and the volatility in the Company’s common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company’s operations, markets, services, products, sales, potential sales and prices. For further information concerning certain of these risks and uncertainties, see under the caption “Business-Forward Looking Statements and Risk Factors” in the Company’s most recent Form 10-K for the year ended January 31, 2005 and subsequent quarterly reports on From 10-Q. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Lisa Peterson, Executive Vice President and CFO

Gary Samberson, SVP, Treasury, Risk Management and Investor Relations

(972) 371-1454 PH

(972) 371-1590 PH

(972) 458-2567 FX

(972) 458-2567 FX

Email: lpeterson@carreker.com	Email: gsamberson@carreker.com

CARREKER CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

ASSETS

	July 31,	January 31,
	2005	2005

Current assets
Cash and cash equivalents	$21,749	$34,516
Marketable securities	4,600	—
Accounts receivable, net of allowance of $447 and $529 at July 31, 2005 and January 31, 2005, respectively	16,390	11,144
Prepaid expenses and other current assets	2,876	2,595
Total current assets	45,615	48,255

Property and equipment, net of accumulated depreciation of $21,521 and $20,194 at July 31, 2005 and January 31, 2005, respectively	6,292	6,604
Capitalized software costs, net of accumulated amortization of $12,893 and $12,426 at July 31, 2005 and January 31, 2005, respectively	3,486	3,245
Acquired developed technology, net of accumulated amortization of $18,083 and $15,773 at July 31, 2005 and January 31, 2005, respectively	7,617	9,927
Goodwill, net of accumulated amortization of $3,405 at July 31, 2005 and January 31, 2005	20,765	20,765
Customer relationships, net of accumulated amortization of $5,833 and $5,133 at July 31, 2005 and January 31, 2005, respectively	2,567	3,267
Deferred loan costs, net of accumulated amortization of $1,435 and $1,300 at July 31, 2005 and January 31, 2005, respectively	272	407
Other assets	823	835
Total assets	$87,437	$93,305

Current liabilities
Accounts payable	$946	$992
Accrued compensation and benefits	5,968	7,818
Other accrued expenses	3,596	3,609
Income tax payable	75	339
Deferred revenue	20,361	22,181
Accrued merger and restructuring costs	275	1,004
Total current liabilities	31,221	35,943

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $.01 par value:
2,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value:
100,000 shares authorized; 25,294 and 24,852 shares issued at July 31, 2005 and January 31, 2005, respectively	253	249
Additional paid-in capital	111,512	110,992
Accumulated deficit	(52,324)	(53,876)
Less treasury stock, at cost	(3,225)	(3)
Total stockholders’ equity	56,216	57,362
Total liabilities and stockholders’ equity	$87,437	$93,305

CARREKER CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2005	2004	2005	2004

Revenues:
Consulting	$9,502	$10,514	$17,820	$19,571
Software license	3,782	4,577	7,141	10,433
Software maintenance	10,576	10,232	21,888	21,316
Software implementation and other services	4,892	3,642	9,026	6,521
Outsourcing service	241	10	498	10
Out-of-pocket expense reimbursements	927	662	1,745	1,552
Total revenues	29,920	29,637	58,118	59,403

Cost of revenues:
Consulting	4,277	5,082	8,518	9,611
Software license	1,828	1,670	3,364	3,268
Software maintenance	3,436	3,386	7,411	7,184
Software implementation and other services	3,682	3,810	6,655	7,179
Outsourcing service	434	14	1,013	14
Out-of-pocket expenses	808	652	1,598	1,595
Total cost of revenues	14,465	14,614	28,559	28,851
Gross profit	15,455	15,023	29,559	30,552

Operating costs and expenses:
Selling, general and administrative	11,593	11,971	22,497	24,163
Research and development	2,516	1,874	5,037	3,582
Amortization of customer relationships	350	350	700	700
Restructuring and other charges	28	197	123	2,712
Total operating costs and expenses	14,487	14,392	28,357	31,157
Income (loss) from operations	968	631	1,202	(605)

Other income (expense):
Interest income	166	66	310	115
Interest expense	(107)	(121)	(212)	(230)
Other income (expense)	129	(27)	435	457
Total other income (expense), net	188	(82)	533	342
Income (loss) before provision for income taxes	1,156	549	1,735	(263)
Provision for income taxes	102	350	183	350
Net income (loss)	$1,054	$199	$1,552	$(613)
Basic earnings (loss) per share	$0.04	$0.01	$0.06	$(0.03)
Diluted earnings (loss) per share	$0.04	$0.01	$0.06	$(0.03)
Shares used in computing basic earnings (loss) per share	24,127	24,671	24,326	24,524
Shares used in computing diluted earnings (loss) per share	24,421	25,481	24,703	24,524